CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in this Registration Statement (Form N-1A 333-47011) of Dreyfus Investment Portfolios, Bond Market Index Portfolio and European Equity Portfolio.



                                          ERNST & YOUNG LLP

New York, New York
April 26, 1999